Exhibit 99.2
TO: All Associates
From: Bill Floyd
Date: September 23, 2005
Subject: NASC Transaction Update
This morning, we issued the attached release, in which we announced that we have agreed to an extension of time for North American Senior Care — or NASC, for short — to meet certain of the financing commitments under the merger agreement with them.
Under this amendment, NASC will pay us a full $60 million good faith deposit on an unconditional basis, and provide us with an unconditional $350 million equity commitment by November 18, 2005. In exchange for this extension, NASC has agreed to pay BEI an additional $3 million to increase its initial deposit with us to a total of $10 million.
We believe that NASC is capable of meeting its financial commitments on this somewhat extended time frame. We also think that the equity commitment that the NASC parties are now providing will be stronger than what was envisioned previously. In order to protect our shareholders’ interests, the customary limitations on our ability to consider and explore other strategic alternatives have been temporarily suspended, until we receive the full $60 million good faith deposit, updated debt commitment letters and a solvency opinion meeting the requirements of the amended agreement.
This has been a long and challenging process for all of us, and I share your desire to achieve a final resolution to this process sooner rather than later. Please be assured that the Board and management are working hard to achieve this. In the meantime, it is essential that we continue to provide the 35,000 patients and their families who rely on us with nothing less than the highest standards of quality care.
The best way forward for us, and the only right way forward for us, remains the same as ever: To focus on our patient care responsibilities.
I am proud of the hard work and dedication that each of you has demonstrated throughout this year. Together, I know that we will be able to push forward and achieve the best possible outcome for our company.
Sincerely,
Bill Floyd
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IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with North American Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process and the announcement of the proposed transaction with North American Senior Care, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction with North American Senior Care. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

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